Exhibit 99.1

VINEYARD NATIONAL BANCORP

Press Release

Vineyard National Bancorp’s Record Earnings Increase Over 180%
With Assets Exceeding $300 Million

Rancho Cucamonga, CA. (October 10, 2002) — Vineyard National Bancorp (NASDAQ:VNBC), and its operating subsidiary Vineyard Bank, today reported net earnings for the quarter ended September 30, 2002 of $808,000, or $0.35 per diluted share, compared with net earnings of $287,000 or $0.13 per diluted share for the similar quarter ended in 2001, or an increase of 182%. Net earnings for the third quarter of 2002 included a one-time charge related to the early conversion of the Company’s Subordinated Debentures in the amount of $274,000. Absent this charge, on a tax effected basis, the Company’s net earnings would have been $967,000 for the third quarter of 2002, or $0.41 per diluted share.

The results for the third quarter of 2002 under-states the significant improvement in operating performance over the same period in 2001. Earnings before income taxes and provisions for loan losses in the third quarter of 2002 were $2,002,000, as compared to $609,000 for the third quarter of 2001, or an improvement of approximately 230%. Net earnings for the third quarter of 2002 produced an annualized return on average equity of 22.6% for the period, and 27.1% when the one-time charge is excluded.

For the nine months ended September 30, 2002, net earnings were $1,916,000, or $0.75 per diluted share, compared with net earnings of $918,000 or $0.44 per diluted share for the similar nine month period in 2001, or an increase in net earnings of 109%. Excluding the one-time conversion charge from the nine month results would have produced net earnings of $2,075,000, or $0.81 per diluted share.

Earnings before income taxes and provisions for loan losses for the nine months ended September 30, 2002, were $4,371,000, as compared to $1,179,000 for the same period in 2001, or an improvement of over 270%. Net earnings for the first nine months of 2002 produced an annualized return on average equity of 20.6% for the period, and 22.2% when the one-time charge is excluded.

For the quarter ended September 30, 2002, the Company’s net interest income before its provision for estimated loan losses increased by $1,749,000, or 79% as compared with the same period in 2001. Other operating income for the third quarter of 2002 increased by $829,000, or 163% as compared to the same period in 2001. Total net revenues (net interest income and other operating income) for the third quarter of 2002 increased by $2,578,000 or 94% as compared to the same period in 2001.

The Company previously issued $3.75 million in Convertible Debentures during the second quarter of 2001, with the proceeds used to support the Company’s strategic plan by infusing additional capital into Vineyard Bank. During the third quarter of 2002, the Company offered the holders of the Debentures an inducement to convert into the Company’s common stock at the predetermined price, an amount which totaled $274,000. During the third quarter, all of the Debentures were converted into the Company’s common stock, and the corresponding debt was extinguished.

The Debenture conversion will be immediately accretive to the Company’s operating income for the fourth quarter of 2002 and beyond, with the retirement of the debt service requirements, which had a cost of $0.02 per diluted share per quarter. The one-time charge related to the conversion also affected the 2002 third quarter results by an additional $0.06 per diluted share.

The Debenture conversion will not only relieve the Company of its debt service requirements, but with the increase in stockholders’ equity related to the conversion, the Company now meets the listing requirements to qualify for the Nasdaq National Market System. As such, application has been made to change the Company’s common stock listing from the current Nasdaq SmallCap Market System.

For the nine months ended September 30, 2002, total assets increased by $113.6 million, or 59%, to $304.9 million over year-end 2001 results. The Company’s growth in its loan portfolio produced an increase of $78.1 million or 57% for the nine months ended September 30, 2002, bringing gross loans outstanding to $215.6 million as compared to the prior year-end 2001’s level of $137.6 million.

The Company continued to augment its liquidity position by increasing its investment portfolio by $38.4 million during the first nine months of 2002, to $68.9 million. The Company has been successful during the current year in attracting local, deposit funds and has continued to enhance its liquidity. These liquid assets are further available to support the Company’s lending initiatives. During the second quarter of 2002, the Company also increased its line of credit with the Federal Home Loan Bank of San Francisco to an amount equal to 20% of the Company’s total assets, or approximately $60.0 million at September quarter-end 2002. At September 30, 2002, the Company had outstanding $20.0 million in FHLB advances to support its operations.

For the nine months ended September 30, 2002, total deposits increased by $93.5 million, or 59%, to $252.9 million, as compared to year-end 2001’s level of $159.4 million. The Company continues to seek out and develop depository relationships with both local businesses and individuals. Each of the Company’s six community banking centers has actively deployed its personnel into the local markets, and together with additional branding and marketing campaigns, continues to increase their respective market share in each community. The Company’s cost of funds of approximately 2.0% remains consistent with the levels experienced over the past two years while it has increased the total deposit base from approximately $100 million to its levels of today.

The Company has been operating under a Strategic Plan for the past seven quarters, with continued emphasis on building specialty lines of business to compliment its community and business banking operations. The Company has grown by approximately 175% in assets, 170% in loans and 150% in deposits during this period. Vineyard Bank’s capital position of approximately $27.5 million continues to increase through its operations, with capital ratios far in excess of regulatory minimums to be considered “well capitalized.”

During the third quarter of 2002, the Company added three new specialty lines of businesses to its existing offerings: Small Business Administration (SBA) lending, Single Family Residence (SFR) Tract Construction financing, and Religious Financial Services. In each case, the new business produced from these specialty lines was minimal during the third quarter, though the cost of sourcing these operations was incurred during the period. The benefits derived from these three operations will become apparent beginning in the fourth quarter of 2002.

“Vineyard’s operating performance, as well as its active leadership in its communities, has helped attract a cadre of very talented and exceptional people. We are delighted to have our three new specialty groups join us this past quarter, and together with the rest of our operating groups, we look forward to further profitable growth. The basic foundation for our success to date has been our people, and the valued relationships that they have brought to Vineyard Bank,” stated Norman Morales, President and Chief Executive Officer.

Total operating expenses for the third quarter of 2002 increased by $1,185,000 or 56% over the same period in 2001. Excluding the one-time Debenture conversion charge of $274,000, total operating expenses would have increased $911,000, or 43%. Salaries and benefits comprised the largest category, representing $1,418,000 in expenses as compared to total operating expenses of $3.3 million, or 43% of the total amount, for the third quarter of 2002.

Total operating expenses for the nine months ended September 30, 2002, increased by $1,850,000 or 31% over the same period in 2001. Excluding the one-time Debenture conversion charge, total operating expenses would have increased $1,576,000, or 26%. Salaries and benefits comprised the largest category, representing $3,693,000 in expenses as compared to total operating expenses of $7.9 million, or 47% of the total amount, for the first nine months of 2002.

As previously stated, the Company’s marketing and branding program, costs associated with resourcing its three new specialty lines, and general support for the growth initiatives contributed to the quarterly increase in operating expenses. The Company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 62% for the quarter ended September 30, 2002 and 57% when the Debenture conversion charge is excluded, as compared with 78% for the same period in 2001.

The Company’s continued growth of its loan portfolio necessitated a provision for possible loan losses in the amount of $610,000 for the third quarter of 2002, compared to a provision of $115,000 in the same period for 2001. This increased the allowance for possible loan losses to $2.7 million, or 1.25% of gross loans outstanding at September 30, 2002. For the nine months ended September 30, 2002, the Company’s provision for loan losses was $1,145,000, as compared with $415,000 for the same period in 2001.

Asset quality remains strong, with the Company reporting only one secured, non-performing loan for approximately $110,000 and no real estate owned through foreclosure at September 30, 2002. Net charge-offs for the third quarter were approximately $15,000, and $107,000 for the nine months ended September 30, 2002.

The Company recorded an income tax provision for the third quarter of 2002 in the amount of $584,000, as compared with $207,000 for the same period in 2001. For the nine months ended September 30, 2002, the Company’s income tax provision was $1,310,000 versus an income tax credit of $154,000 for the same period in 2001. During the first six months of 2001, the Company benefited from the release of a valuation reserve associated with a previously established deferred income tax asset. The impact of this benefit effectively neutralized the tax liability for 2001.

Vineyard National Bancorp operates Vineyard Bank, a community bank located in the Inland Empire region of Southern California. The Bank operates six full-service branches located in Rancho Cucamonga, Chino, Diamond Bar, La Verne, Crestline and Blue Jay, in addition to loan production offices in Beverly Hills, Manhattan Beach and San Diego. Shares of the Company’s common stock are currently traded on the Nasdaq SmallCap Market System under the ticker symbol VNBC.

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Administration Office

9590 Foothill Boulevard, Rancho Cucamonga, California 91730 Tel: (909) 987-0177 Fax: (909) 945-2975

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